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                                        AYP CAPITAL
                             CONSOLIDATED STATEMENT OF INCOME


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                                                         Three Months    Nine Months    Twelve Months
                                                            Ended           Ended          Ended
                                                         September 30,   September 30,   September 30,
                                                             1998            1998            1998


ELECTRIC OPERATING REVENUES                               106,354,461    219,089,951    252,013,127

OPERATING EXPENSES:
   Operation:
     Fuel                                                   5,624,188     15,156,416     21,542,671
     Purchased Power & Exchange                            97,940,340    195,415,159    216,338,740
     Other                                                  1,550,334      5,317,494      6,722,586
   Transmission & Distribution                              1,043,518      1,957,667      2,844,639
   Cust. Accts & Services                                     695,341      2,224,258      3,600,195
   Administrative & General                                 4,355,922      8,310,371     11,725,632
Total Operation & Maintenance                             111,209,643    228,381,365    262,774,463

   Depreciation                                             1,442,723      4,237,678      5,894,531
   Taxes other than income taxes                            1,852,003      5,229,650      6,395,062
   Federal and state income taxes                          (3,325,313)    (8,920,755)   (11,298,447)
              Total Operating Expenses                    111,179,056    228,927,938    263,765,609
              Operating Income                             (4,824,595)    (9,837,987)   (11,752,482)

OTHER INCOME AND DEDUCTIONS:
   Other income (loss), net                                  (730,675)        73,562      1,197,324
             Total Other Income and Deductions               (730,675)        73,562      1,197,324
             Income Before Interest Charges and
               Preferred Dividends                         (5,555,269)    (9,764,424)   (10,555,158)

INTEREST CHARGES AND PREFERRED DIVIDENDS:
   Interest on other long-term obligations                  2,526,933      7,578,400     10,350,667
   Other interest                                              19,932         41,703         46,692
            Total Interest Charges and
                Preferred Dividends                         2,546,865      7,620,103     10,397,358


Consolidated Net Income (Loss)                             (8,102,134)   (17,384,527)   (20,952,516)

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                                  Unaudited